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                                                                    EXHIBIT 3.28

                                                  1149300
                                                   FILED
                                         in the office of the Secretary
                                         of State of the State of California
                                                 AUG 18 1983
                                         MARCH FONG EU, Secretary of State
                                              By Leslie Glenn
                                                 ------------
                                                   Deputy


                           ARTICLES OF INCORPORATION

                                       OF

                                RADIO 1210, INC.

     ONE:  The name of this corporation is Radio 1210, Inc.

     TWO: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in this state of the corporation's initial agent for service of process is:

            Carl J. Auel
            3108 Fulton Ave.
            Sacramento, CA  95821

     FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is (100) one hundred.

     FIVE: This corporation is a close corporation. All of the corporation's issued shares of all classes shall be held of record by not more than (10) ten persons.
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     SIX:  The name and address of the person who is appointed to act as the initial director of this corporation is:

                   Name                                    Address

               Carl J. Auel                            3108 Fulton Ave.
                                                    Sacramento, CA  95821

     IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial director, has executed these Articles of Incorporation.

DATED:  August 17, 1983                       Carl J. Auel
        ---------------                       ---------------------------------
                                              Carl J. Auel

     The undersigned, being all the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.

DATED:  August 17, 1983                       Carl J. Auel
        ---------------                       ---------------------------------
                                              Carl J. Auel

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